Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Frank Constantinople, SVP Investor Relations

Tel: +1-203-504-1063

fconstantinople@aircastle.com

The IGB Group

Leon Berman

Tel: +1-212-477-8438

lberman@igbir.com

Aircastle Announces Increase in Bank Revolving Credit Facility to $600 million

Stamford, CT. January 26, 2015 – Aircastle Limited (“Aircastle” or the “Company”) (NYSE: AYR) announced today that it increased the size of its existing unsecured revolving credit facility with Citibank, N.A., Goldman Sachs Bank USA, J.P. Morgan Chase Bank N.A. and Royal Bank of Canada, as joint lead arrangers, Citibank, N.A. as agent; and Citibank, N.A., Goldman Sachs Bank USA, J.P. Morgan Chase Bank N.A., Royal Bank of Canada, Credit Agricole Corporate & Investment Bank, DBS Bank Ltd., Los Angeles Agency, Union Bank, N.A. and Deutsche Bank AG New York Branch, as lenders. The facility, which will be used for working capital, including the acquisition of aircraft, was increased to $600 million from $450 million.

Mike Inglese, Aircastle’s CFO, stated, “We appreciate the strong continued support of our bank group and are pleased to further increase Aircastle’s unsecured revolving credit facility to $600 million. This facility, together with our recent $500 million senior note offering, evidence Aircastle’s well-diversified and ready access to the capital markets on attractive terms. These financing facilities enhance our ability to grow and provide shareholders with solid returns and earnings accretion.”

About Aircastle Limited

Aircastle Limited acquires, leases and sells commercial jet aircraft to airlines throughout the world. As of September 30, 2014, Aircastle’s aircraft portfolio consisted of 140 aircraft on lease with 61 customers located in 37 countries.

Safe Harbor

Certain items in this press release and other information we provide from time to time, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to our proposed public offering of notes and our ability to acquire, sell, lease or finance aircraft, raise capital, pay dividends, and increase revenues, earnings, EBITDA, Adjusted EBITDA and Adjusted Net Income and the global aviation industry and aircraft leasing sector. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “may,” “will,” “would,” “could,” “should,” “seeks,” “estimates” and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; Aircastle can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. Factors that could have a material adverse effect on our operations and future prospects or that could cause actual results to differ materially from Aircastle’s expectations include, but are not limited to, capital markets disruption or volatility which could adversely affect our continued ability to obtain additional capital to finance new investments or our working capital needs; government fiscal or tax policies, general economic and business conditions or other factors affecting demand for aircraft or aircraft values and lease rates; our continued ability to obtain favorable tax treatment in Bermuda, Ireland and other jurisdictions; our ability to pay dividends; high or volatile fuel prices, lack of access to capital, reduced load factors and/or reduced yields, operational disruptions caused by political unrest and other factors affecting the creditworthiness of our airline customers and their ability to continue to perform their obligations under our leases and other risks detailed from time to time in Aircastle’s filings with the SEC, including as previously disclosed in Aircastle’s 2013 Annual Report on Form 10-K, and in our other filings with the SEC, press releases and other communications. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Aircastle to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Aircastle Limited expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.